UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016 (May 27, 2016)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1500 Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Gogo Inc. (“Gogo”) is pleased to announce that it has reached agreement with American Airlines, Inc. (“American”) to continue to provide service on a meaningful portion of the American fleet currently served by Gogo. On May 27, 2016, Gogo LLC, an indirect wholly-owned subsidiary of Gogo, entered into a letter agreement (the “Letter Agreement”) with American, whereby Gogo and American agreed to amend the Third Amended and Restated In Flight Connectivity Services Agreement, between American and Gogo LLC, the In Flight Connectivity Services Agreement, between American and Gogo LLC, and the Amended and Restated In Flight Connectivity Services Agreement, between US Airways, Inc. and Gogo LLC (each as amended, and collectively, the “Existing Agreements”). The Letter Agreement represents the culmination of negotiations following receipt by Gogo on May 25, 2016 of a proposal from American, as referenced in Gogo’s Form 8-K filed on May 26, 2016.

Pursuant to the Letter Agreement, Gogo will continue to provide in-flight wireless Internet connectivity and entertainment services on approximately 560 aircraft in American’s domestic fleet that are currently under contract with Gogo pursuant to the Existing Agreements. Under the Letter Agreement, American will purchase equipment and service to transition nearly 140 mainline aircraft from Gogo’s ATG/ATG-4 technology to Gogo’s next-generation 2Ku technology. The approximately 430 aircraft that comprise the balance of the approximately 560 aircraft on which services will continue are predominately regional jets and will continue to utilize Gogo’s ATG/ATG-4 service. Pursuant to the Letter Agreement, approximately 550 Gogo-installed mainline aircraft that are currently under contract with Gogo pursuant to the Existing Agreements are subject to deinstallation at any time at American’s option. While we cannot predict with any certainty when and with respect to which aircraft American will exercise such option, we currently expect that the option will be exercised by American with respect to a significant portion, or potentially all, of such approximately 550 aircraft from time to time over the next several years.

Under the Letter Agreement, Gogo is responsible for obtaining Supplemental Type Certificates (which will benefit from Gogo’s investment in similar Supplemental Type Certificates for other airlines) and other necessary regulatory approvals related to the provision of 2Ku service. Pursuant to the Letter Agreement, Gogo’s ATG/ATG-4 and 2Ku services, as well as Gogo Vision and, on 2Ku equipped aircraft Gogo TV services, will be provided to American at specified rates. American has the right to terminate the agreement with respect to 2Ku service at its discretion upon payment of a specified termination fee, if Gogo fails to achieve specified certification, equipment delivery and other milestones or to meet specified service level requirements or at the end of three years. The Letter Agreement also includes monetary penalties for certain service level commitment breaches.

The Letter Agreement was effective as of May 27, 2016 and upon signing amended the Existing Agreements to the extent required to effect the terms of the Letter Agreement. Contract termination dates for the approximately 560 aircraft continuing under contract range from 2018 to 2025.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions and on information currently available to management. Most forward-looking statements contain words that identify them as forward-looking, such as “anticipates,” “believes,” “continues,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms that relate to future events such as the timing of the deinstallation of the currently Gogo-installed mainline aircraft by American and Gogo’s ability to obtain Supplemental Type Certificates and other necessary approvals on a timely basis (or at all) related to the provision of 2Ku service. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause

Gogo’s actual results, performance or achievements to be materially different from any projected results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent the beliefs and assumptions of Gogo only as of the date of this report and Gogo undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. Gogo cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial or operational goals and targets will be realized. For a discussion of some of the important factors that could cause Gogo’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this report, investors should refer to the disclosure contained under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Gogo’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2016, Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2016 and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias Executive Vice President and General Counsel

Date: June 3, 2016